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                                                                      EXHIBIT 21

                        HIGHLANDS INSURANCE GROUP, INC.

                              LIST OF SUBSIDIARIES




                                                  Jurisdiction
                                                       of
                                                  Incorporation
                                                       or
Name                                              Organization
-----                                             ------------
Aberdeen Insurance Company                           Texas
American Professionals Insurance Company             Indiana
American Reliance, Inc.                              Indiana
American Reliance Realty, Inc.                       Delaware
Certified Finance Corporation                        Texas
Highlands Limited                                    Bermuda
Highlands Insurance Company (U.K.) Limited           United Kingdom
Highlands Claims and Safety Services, Inc.           Texas
Highlands Underwriters Insurance Company             Texas
Highlands Holding Company, Inc.                      Delaware
Highlands Holdings (UK), Ltd.                        United Kingdom
Highlands Underwriting Agents, Limited               United Kingdom
Highlands Insurance Company                          Texas
Highlands Casualty Company                           Texas
Highlands Overseas Limited                           Bermuda
Highlands Lloyds                                     Texas
Highlands Services Corporation                       Delaware
Highlands Underwriters Insurance Agency, Inc.        Texas
Insurance Management Corporation                     Texas
NN Insurance Company                                 Wisconsin
Northwestern National Casualty Company               Wisconsin
Northwestern National Holding Company, Inc.          Delaware
Pacific Automobile Insurance Company                 California
Pacific National Insurance Company                   California
SICO, Inc.                                           Indiana
State Capital Insurance Company                      North Carolina
Statesman Insurance Company                          Indiana
Timeco, Inc.                                         Indiana
Underwriters Special Risks, Inc.                     Texas
Underwriters Special Risks of La., Inc.              Louisiana